EXHIBIT 10.12


THIS WARRANT HAS NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED, OR ANY ANALOGOUS STATE SECURITIES LAWS, AND MAY NOT BE TRANSFERRED IN VIOLATION OF SUCH ACT OR LAWS, THE RULES AND REGULATIONS THEREUNDER OR THE PROVISIONS OF THIS WARRANT. ANY SHARES ACQUIRED HEREBY WILL BEAR THE SAME LEGEND.

                          PRIMEDEX HEALTH SYSTEMS, INC.
                               WARRANT TO PURCHASE
                             SHARES OF COMMON STOCK

              (Void after 5:00 p.m. Pacific time, on June 7, 2010)


         THIS CERTIFICATE is issued in connection with the agreement to enter into a Nuclear Medicine Imaging Services Agreement with Beverly Radiology Medical Group ("BRMG") which benefits Radnet Management, Inc., a California corporation ("Radnet") by providing quality of professional services, by Judith
G. Rose, M.D., an individual residing in California, (the "Holder") and PRIMEDEX HEALTH SYSTEMS, INC., a New York corporation (the "Company"), and parent of Radnet and certifies that the Holder is entitled to purchase from the Company, prior to 5:00 p.m., Pacific time, on the earlier of June 7, 2010, or the date Holder ceases to provide services to BRMG pursuant to the Nuclear Medicine Imaging Services Agreement (the "Agreement") (the "Expiration Date"), One Hundred Thousand (100,000) shares ("Warrant Shares") of fully paid and non-assessable shares of common stock, par value $.01 per share, of the Company ("Common Stock") at a price of $0.36 per share (the "Warrant Price"), or as otherwise provided herein, subject to the provisions and upon the terms and conditions hereinafter set forth.

         This Warrant is subject to the following additional terms and conditions.

         1. EXERCISABILITY. Provided Holder shall continuously render services to BRMG pursuant to the Agreement then and in that event Holder may exercise One Hundred Thousand (100,000) shares from and after June 7, 2005, and until the Expiration Date, the purchase rights represented by this Warrant are exercisable after vesting at the option of the Holder, either as an entirety, or from time to time for any part of the Warrant Shares which may be purchased hereunder.

         2. RESERVATION OF WARRANT SHARES. The Company agrees at all times to reserve a sufficient number of shares of authorized but unissued Common Stock, when and as required for the purpose of complying with the terms of this Warrant.

         3. NO RIGHTS AS SHAREHOLDER; NOTICES TO HOLDER. Nothing contained in this Warrant shall be construed as conferring upon the Holder the right to vote or to receive dividends or to consent or to receive notice as a shareholder in respect of any meeting of shareholders for the election of directors of the Company or any other matter, or any rights whatsoever as a shareholder of the Company.

         If, however, at any time prior to the expiration of this Warrant and prior to its exercise, any of the following events shall occur:

              a. the Company shall take a record of the holders of its Common Stock for the purpose of entitling them to receive a dividend (other than a cash dividend payable out of earnings or earned surplus legally available for the payment of dividends under the laws of the jurisdiction of incorporation of Company) or other distribution, or any right to subscribe for or purchase any evidences of its indebtedness, any shares of stock of any class or any other securities or property, or to receive any other right, or

              b. there shall be any capital reorganization of Company, any re-classification or re-capitalization of the capital stock of Company or any consolidation or merger of Company with, or any sale, transfer or other disposition of all or substantially all the property, assets or business of Company to, another corporation, or

              c. a dissolution, liquidation or winding up of the Company (other than in connection with a consolidation, merger, or sale of all or substantially all of its property, assets and business as an entirety) shall be proposed, then in any one or more of said events, the Company shall give to the Holder (i) at least 30 days' prior written notice of the date on which a record date shall be selected for such dividend, distribution or right or for determining rights to vote in respect of any such reorganization, reclassification, merger, liquidation or winding up, and (ii) in the case of any such transfer, disposition, dissolution, liquidation or winding up, at least 30 days' prior written notice of the date when the same shall take place. Such notice in accordance with the foregoing clause also shall specify (i) the date on which any such record is to be taken for the purpose of such dividend, distribution or right, the date on which the holders of Common Stock shall be entitled to any such dividend, distribution or right, and the amount and character thereof, and
(ii) the date on which any such reorganization, reclassification, merger, consolidation, sale, transfer, disposition, proposed dissolution, liquidation or winding up is to take place and the time, if any such time is to be fixed, as of which the holders of Common Stock shall be entitled to exchange their shares of Common Stock for securities or other property deliverable upon such reorganization, reclassification, merger, consolidation, sale, transfer, proposed disposition, dissolution, liquidation or winding up. Each such written notice shall be sufficiently given if addressed to the Holder at the last address of Holder appearing on the books of the Company and delivered in accordance with Section 16.

         4. METHOD OF EXERCISE; PAYMENT; ISSUANCE OF NEW WARRANT.

              a. This Warrant may be exercised by the Holder, in whole or in part, by the surrender of this Warrant together with a duly executed Purchase Form in the form attached hereto as Exhibit A-1 at the principal office of the Company at 1510 Cotner Avenue, Los Angeles, California 90025-3303, or at such other office designated by the Company in writing to the Holder, and by payment to the Company in cash, by cashiers check or by bank wire transfer, of an amount equal to the then current Warrant Price (as defined and determined in accordance with the provisions of Section 10 hereof) multiplied by the number of Warrant Shares being purchased (the "Total Exercise Price").

              b. In the event of any exercise of this Warrant, certificates for the shares of the number of full Warrant Shares so purchased shall be in the name of, and delivered to, the Holder, or as the Holder may direct (subject to restrictions upon transfer contained herein or under federal or state securities laws). Such delivery shall be made within ten (10) days after exercise of this Warrant and at the Company's expense and, unless the Warrant has been fully exercised or has expired, a new Warrant representing the number of shares of Common Stock, if any, with respect to which this Warrant shall not then have been exercised shall also be issued to the Holder within ten (10) days after exercise of this Warrant.

         5. PAYMENT OF TAXES. The Company will pay all documentary stamp taxes, if any, attributable to the initial issuance of Warrant Shares upon the exercise of this Warrant, PROVIDED HOWEVER, that the Company shall not be required to pay any tax or taxes which may be payable in respect of any transfer involved in the issuance or delivery of any certificates for Warrant Shares in a name other than that of the registered Holder of this Warrant in respect of which such Warrant Shares are issued.

         6. MUTILATED OR MISSING WARRANT. In case the certificate evidencing this Warrant shall be mutilated, lost, stolen or destroyed, the Company may in its discretion issue, and deliver in exchange and substitution for and upon cancellation of the mutilated Warrant certificate, or in lieu of and in substitution for this Warrant certificate lost, stolen or destroyed, a new Warrant certificate of like tenor and representing an equivalent right or interest; but only upon receipt of evidence satisfactory to the Company of such loss, theft or destruction of this Warrant and indemnity, if requested, also satisfactory to the Company. The Holder shall also comply with such other reasonable regulations and pay such other reasonable charges as the Company may prescribe.

         7. EXCHANGE OF WARRANT CERTIFICATES FOR OTHER WARRANTS. This Warrant certificate, when surrendered properly endorsed at the principal offices of the Company set forth in Section 4 hereof, or at such other office designated by the Company in writing to the Holder, may be exchanged for another certificate or certificates of different denominations, of like tenor and representing in the aggregate the right to purchase a like number of Warrant Shares.

         8. TRANSFERABILITY. This Warrant is not transferable or assignable, in whole or in part.

         9. WARRANT PRICE. The price per share at which Warrant Shares shall be purchasable upon exercise of this Warrant (the "Warrant Price") shall be $0.36 per share subject to adjustment pursuant to Section 10 hereof.

         10. ADJUSTMENT IN WARRANT PRICE. In the event of changes in the outstanding Common Stock of the Company by reason of stock dividends, split-ups, recapitalizations, reclassifications, combinations or exchanges of shares, separations, reorganizations, liquidations, or the like, the number and class of shares available under this Warrant in the aggregate and the Warrant Price, shall be correspondingly adjusted to give the Holder of this Warrant, in exercises for the same aggregate Warrant Price, the total number, class, and kind of shares as the holder would have owned had this Warrant been exercised prior to the event and had the Holder continued to hold such shares until after the event requiring adjustment.

              a. NOTICE OF ADJUSTMENT. Whenever the number of Warrant Shares purchasable upon the exercise of this Warrant or Warrant price of such Warrant Shares is adjusted, as herein provided, the Company shall promptly mail by first-class mail, postage prepaid, to the Holder notice of such adjustment or adjustments and shall deliver to the Holder a certificate of a firm of independent public accountants selected by the Board of Directors of the Company (who may be the regular accountants employed by the Company) setting forth the number of Warrant Shares purchasable upon the exercise of this Warrant and the Call Price and Warrant Price of such Warrant Shares after such adjustment, setting forth a brief statement of the facts requiring such adjustment and setting forth the computation by which such adjustment was made. Such certificate shall be conclusive evidence of the correctness of such adjustment.

              b. NO ADJUSTMENT FOR DIVIDENDS. Except as provided in this Section 10 hereof, no adjustment in respect of any dividend shall be made during the term of a Warrant or upon the exercise of a Warrant.

              c. PRESERVATION OF PURCHASE RIGHTS UPON RECLASSIFICATION, CONSOLIDATION, ETC. In any case of any consolidation of the Company with or merger of the Company into another corporation, such successor corporation shall execute with the Holder a Warrant providing that such Holder shall have the right thereafter upon payment of the Warrant Price in effect immediately prior to such action to purchase upon exercise of this Warrant the kind and amount of shares and/or other consideration which he would have owned or have been entitled to receive after the happening of such consolidation, merger, sale or conveyance had such Warrant been exercised immediately prior to such action. The Company shall mail by first class mail, postage pre-paid, to the Holder notice of the execution of any such agreement. Such Warrant shall provide for adjustments, which shall be as nearly equivalent as may be practicable to the adjustments provided for in Section 10 hereof. The provisions of this subsection 10(c) shall similarly apply to successive consolidations, mergers, sales or conveyances.

         11. NOTICES. Any notice pursuant to this Warrant by the Company to the Holder or by the Holder to the Company, shall be in writing and shall be mailed first-class, postage pre-paid, or delivered (a) to the Company at 1510 Cotner Avenue, Los Angeles, California 90025-3303, Attention President, or (b) to the Holder at 246 North Saltair Ave., Los Angeles, California 90049. Each party hereto may from time to time change the address to which notices to it are to be delivered or mailed hereunder by notice in writing to the other party.

         12. SUCCESSORS. All the covenants and provisions of this Warrant by or for the benefit of the Company or the Holder shall bind and inure to the benefit of the Company and the Holder.

         13. MERGER OR CONSOLIDATION OF THE COMPANY. The Company will not merge or consolidate with or into any other corporation unless the corporation resulting from such merger or consolidation (if not the Company) shall expressly assume by supplemental agreement satisfactory in form to the holder of record of this Warrant and executed and delivered to such holder, the due and punctual performance and observance of each and every covenant and condition of this Warrant to be performed and observed by the Company.

         14. APPLICABLE LAW. This Warrant shall be governed by and construed in accordance with the laws of the State of California without giving effect to principles of conflict of laws.

         15. BENEFITS OF THIS WARRANT. Nothing in this Warrant shall be construed to give to any person or corporation other than the Company and the Holder any legal or equitable right, remedy or claim u of the Company and the Holder.

         16. CAPTIONS. The captions of the Sections and sub-sections of this Warrant have been inserted for convenience only and shall have no substantive effect.

         IN WITNESS WHEREOF, the Company has caused this Warrant to be duly executed and attested by its Secretary or an Assistant Secretary, as of this 7th day of June, 2005.

                                             PRIMEDEX HEALTH SYSTEMS, INC.


                                            By:_________________________________
                                               Howard G. Berger, M.D., President

                                            By:_________________________________
                                               Norman Hames, Secretary

                                   EXHIBIT A-1

                          PRIMEDEX HEALTH SYSTEMS, INC.

                                  PURCHASE FORM


         The undersigned hereby irrevocably elects to exercise the right of purchase represented by the within Warrant for, and to purchase thereunder, ______________ shares of the stock provided for therein and requests that certificates for such shares be issued in the name of:


(Please Print Name, Address and Social Security No. or Taxpayer Identification No.)






and, if said number of shares shall not be all the shares purchasable thereunder, that a new Warrant Certificate for the balance remaining of the shares purchasable under the within Warrant Certificate be registered in the name of the undersigned Warrant holder as below indicated and delivered to the address stated below.

DATED: ___________________, 20__

Name of Warrantholder: _________________________________________________________
                                 (Please Print)


Address:




Signature:________________________________________

Signature Guaranteed NOTE:          The above Signature must correspond with the
                                    name as written upon the face of this
                                    Warrant Certificate in every particular, without alteration or enlargement or change whatever.